Exhibit 99.1

Editorial Contacts:
Joe Greenhalgh, Vice President, Investor Relations - USA (510) 713-4430
Krista Todd, Vice President, External Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41-(0) 79-292-3499

Logitech Q2 Delivers Best Retail Sales Growth Since 2010

Retail Sales Up 12 Percent in Constant Currency

NEWARK, Calif. - Oct. 21, 2015 and LAUSANNE, Switzerland, Oct. 22, 2015 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2016.

•	Q2 sales were $540 million, up 2 percent compared to Q2 of the prior year. Q2 retail sales (total sales excluding OEM and Lifesize) were $496 million and grew 12 percent in constant currency.

•	Q2 GAAP operating income was $26 million. Q2 GAAP earnings per share (EPS) were $0.11, compared to $0.22 in the same quarter a year ago.

•	Q2 non-GAAP operating income was $42 million, with non-GAAP EPS of $0.22, compared to $0.31 in the same quarter a year ago.
“I’m excited by our performance this quarter. We delivered our best retail sales growth in almost five years, exceeding expectations,” said Bracken P. Darrell, Logitech president and chief executive officer. “Our growth was broad-based across categories and regions. In constant currency Americas grew 9 percent, EMEA grew 7 percent and Asia Pacific grew 26 percent. In our Growth category, Gaming, Video Collaboration and Mobile Speakers each grew more than 50 percent. Our reinvigorated innovation engine and commitment to design are delivering powerfully and we have strong momentum heading into the holiday peak season.”
Outlook
Logitech confirmed its FY 2016 outlook of $150 million in non-GAAP operating income and 7 percent growth for retail sales in constant currency.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q2 FY 2016 on Oct. 22, 2015 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), other restructuring-related charges, investment impairment (recovery), benefit from (provision for) income taxes, one-time special charges and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2016.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. Over 30 years ago Logitech started connecting people through computers, and now it’s designing products that bring people together through music, gaming, video and computing. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation statements regarding: Logitech’s momentum, results from its innovation engine and design commitment, and Fiscal Year 2016 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.
2015 Logitech, Logicool, Logi and other Logitech marks are owned by Logitech and may be registered. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) -Unaudited

	Three Months Ended		Six Months Ended
	September 30		September 30
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS	2015	2014	2015	2014

Net sales	$539,862	$530,311	$1,010,182	$1,012,514
Cost of goods sold	353,851	325,533	652,442	625,984
Gross profit	186,011	204,778	357,740	386,530
% of net sales	34.5%	38.6%	35.4%	38.2%

Operating expenses:
Marketing and selling	89,877	95,862	177,304	186,908
Research and development	34,898	32,325	68,731	63,641
General and administrative	26,851	34,470	57,355	71,149
Restructuring charges, net	8,696	—	21,691	—
Total operating expenses	160,322	162,657	325,081	321,698
Operating income	25,689	42,121	32,659	64,832
Interest income, net	192	355	456	613
Other expense, net	(780)	(885)	(1,901)	(1,083)
Income before income taxes	25,101	41,591	31,214	64,362
Provision for income taxes	7,004	5,501	5,680	8,596
Net income	$18,097	$36,090	$25,534	$55,766

Net income per share:
Basic	$0.11	$0.22	$0.16	$0.34
Diluted	$0.11	$0.22	$0.15	$0.34
Weighted average shares used to compute net income per share :
Basic	163,515	163,230	163,957	163,121
Diluted	165,841	166,065	166,352	165,949

Cash dividends per share	0.53	—	0.53	—

LOGITECH INTERNATIONAL S.A.
(In thousands)

	September 30	March 31,
CONSOLIDATED BALANCE SHEETS	2015	2015
	(Unaudited)
Current assets:
Cash and cash equivalents	$365,774	$537,038
Accounts receivable, net	274,730	179,823
Inventories	328,054	270,730
Other current assets	73,504	64,429
Total current assets	1,042,062	1,052,020
Non-current assets:
Property, plant and equipment, net	108,184	91,593
Goodwill	218,207	218,213
Other intangible assets	666	1,866
Other assets	60,656	62,988
Total assets	$1,429,775	$1,426,680

Current liabilities:
Accounts payable	$356,686	$299,995
Accrued and other current liabilities	231,688	194,912
Total current liabilities	588,374	494,907
Non-current liabilities:	172,428	173,639
Total liabilities	760,802	668,546

Total shareholders' equity	668,973	758,134

Total liabilities and shareholders' equity	$1,429,775	$1,426,680

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited

	Three Months Ended		Six Months Ended
	September 30		September 30
CONSOLIDATED STATEMENTS OF CASH FLOWS	2015	2014	2015	2014

Operating activities:
Net income	$18,097	$36,090	$25,534	$55,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,721	9,741	22,237	19,692
Amortization of other intangible assets	494	2,576	1,226	5,358
Share-based compensation expense	6,508	6,061	13,257	12,999
Impairment of investments	77	105	180	105
Gain on disposal of property, plant and equipment	—	(32)	—	(10)
Excess tax benefits from share-based compensation	(498)	(285)	(1,163)	(666)
Deferred income taxes	7,684	(526)	952	(2,358)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(54,195)	(36,898)	(95,403)	(73,561)
Inventories	(1,278)	(8,521)	(55,442)	(26,984)
Other assets	(6,128)	(3,577)	(8,511)	(5,640)
Accounts payable	15,820	19,337	50,361	60,112
Accrued and other liabilities	12,435	8,875	31,910	15,891
Net cash provided by (used in) operating activities	10,737	32,946	(14,862)	60,704

Investing activities:
Purchases of property, plant and equipment	(15,987)	(13,721)	(31,277)	(24,964)
Investment in privately held companies	(240)	(1,500)	(480)	(2,550)
Purchase of trading investments	(1,746)	(1,776)	(2,649)	(2,230)
Proceeds from sales of trading investments	2,015	2,039	2,855	2,545
Net cash used in investing activities	(15,958)	(14,958)	(31,551)	(27,199)

Financing activities:
Payment of cash dividends	(85,915)	—	(85,915)	—
Contingent consideration related to prior acquisition	—	—	—	(100)
Purchases of treasury shares	(39,988)	—	(48,802)	—
Repurchase of ESPP awards	—	(1,078)	—	(1,078)
Proceeds from sales of shares upon exercise of options and purchase rights	7,037	959	11,103	1,533
Tax withholdings related to net share settlements of restricted stock units	(2,206)	(628)	(3,502)	(1,323)
Excess tax benefits from share-based compensation	498	285	1,163	666
Net cash used in financing activities	(120,574)	(462)	(125,953)	(302)

Effect of exchange rate changes on cash and cash equivalents	(659)	(2,285)	1,102	(2,393)
Net increase (decrease) in cash and cash equivalents	(126,454)	15,241	(171,264)	30,810
Cash and cash equivalents, beginning of the period	492,228	484,981	537,038	469,412
Cash and cash equivalents, end of the period	$365,774	$500,222	$365,774	$500,222

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - Unaudited

NET SALES	Three Months Ended			Six Months Ended
	September 30			September 30
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	Change	2015	2014	Change

Net sales by channel:
Retail	$496,263	$473,463	5%	$921,651	$897,276	3%
OEM	22,231	28,394	(22)	44,529	61,027	(27)
Video Conferencing	21,368	28,454	(25)	44,002	54,211	(19)
Total net sales	$539,862	$530,311	2	$1,010,182	$1,012,514	—

Net retail sales by product category(*):
Mobile Speakers	$80,550	$48,538	66	121,094	77,367	57
Gaming	67,624	47,506	42	$111,294	$94,382	18
Video Collaboration	20,059	13,808	45	41,235	29,033	42
Tablet & Other Accessories	18,549	28,158	(34)	37,358	59,874	(38)
Growth	186,782	138,010	35	310,981	260,656	19
Pointing Devices	124,668	127,693	(2)	241,653	240,735	—
Keyboards & Combos	102,098	105,677	(3)	207,927	211,166	(2)
Audio-PC & Wearables	46,342	57,191	(19)	92,041	105,739	(13)
PC Webcams	23,360	25,282	(8)	45,041	45,745	(2)
Home Control	12,610	18,776	(33)	22,864	31,108	(27)
Profit Maximization	309,078	334,619	(8)	609,526	634,493	(4)
Retail Strategic Sales	495,860	472,629	5	920,507	895,149	3
Non-Strategic	403	834	(52)	1,144	2,127	(46)
Total net retail sales	$496,263	$473,463	5	$921,651	$897,276	3
__________________

* Certain products within the retail product categories as presented in prior periods have been reclassified to conform to the current periods' presentation, with no impact on previously reported total net retail sales.

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A)	Three Months Ended		Six Months Ended
	September 30		September 30
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	2015		2014

Gross profit - GAAP	$186,011	$204,778	$357,740		$386,530
Share-based compensation expense	580	627	1,185		1,165
Amortization of other intangible assets	279	543	787		1,093
Gross profit - Non-GAAP	$186,870	$205,948	$359,712		$388,788

Gross margin - GAAP	34.5%	38.6%	35.4%		38.2%
Gross margin - Non-GAAP	34.6%	38.8%	35.6%		38.4%

Operating expenses - GAAP	$160,322	$162,657	$325,081		$321,698
Less: Share-based compensation expense	5,928	5,434	12,065		11,834
Less: Amortization of other intangible assets	215	2,033	439		4,265
Less: Restructuring charges, net	8,696	—	21,691		—
Less: One time special charge	321	8,020	4,370	*	16,996
Operating expenses - Non-GAAP	$145,162	$147,170	$286,516		$288,603

% of net sales - GAAP	29.7%	30.7%	32.2%		31.8%
% of net sales - Non - GAAP	26.9%	27.8%	28.4%		28.5%

Operating income - GAAP	$25,689	$42,121	$32,659		$64,832
Share-based compensation expense	6,508	6,061	13,250		12,999
Amortization of other intangible assets	494	2,576	1,226		5,358
Restructuring charges, net	8,696	—	21,691		—
One time special charge	321	8,020	4,370	*	16,996
Operating income - Non - GAAP	$41,708	$58,778	$73,196		$100,185

% of net sales - GAAP	4.8%	7.9%	3.2%		6.4%
% of net sales - Non - GAAP	7.7%	11.1%	7.2%		9.9%

Net income - GAAP	$18,097	$36,090	$25,534		$55,766
Share-based compensation expense	6,508	6,061	13,250		12,999
Amortization of other intangible assets	494	2,576	1,226		5,358
Restructuring charges, net	8,696	—	21,691		—
One time special charge	321	8,020	4,370	*	16,996
Impairment of investment	77	105	180		105
Provision for income taxes	2,082	(1,803)	(3,238)		(3,907)
Net income - Non - GAAP	$36,275	$51,049	$63,013		$87,317

Net income per share:
Diluted - GAAP	$0.11	$0.22	$0.15		$0.34
Diluted - Non - GAAP	$0.22	$0.31	$0.38		$0.53

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	165,841	166,065	166,352		165,949

* These expenses include an increase of $3.5 million in the accrual for a proposed settlement of the SEC investigation and other expenses related to that investigation.

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - Unaudited

SHARED BASED COMPENSATION EXPENSE	Three Months Ended		Six Months Ended
	September 30		September 30
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	2015	2014

Share-based Compensation Expense
Cost of goods sold	$580	$627	$1,185	$1,165
Marketing and selling	2,062	1,653	4,180	4,209
Research and Development	756	552	1,543	1,396
General and administrative	3,110	3,229	6,342	6,229
Restructuring	—	—	7	—
Income tax provision (benefit)	304	(1,913)	(1,033)	(3,097)
Total share-based compensation expense, net of income taxes	$6,812	$4,148	$12,224	$9,902
__________________

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2015, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring charges. These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

Impairment of investment. We incur investment impairment, primarily related to our investments in various privately-held companies. The investment impairment varies depending on the operational and financial performance of the privately-held companies we invested in. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

One-time special charges:  costs related to investigations and related expenses.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the ongoing formal investigation by and settlement discussion with the Securities and Exchange Commission (SEC), together with accruals based on settlement discussion with the SEC.  We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are one-time in nature and not reflective of our ongoing operations.

Other charges. We provided non-GAAP measures excluding the effect of certain charges and income that are not reflective of our ongoing operations.

In addition, Logitech presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Sales for the three months ended September 30, 2015 compared to sales for the three months ended September 30, 2014 grew 8 percent in constant currency and grew 2 percent in U.S. Dollars. Retail sales for the three months ended September 30, 2015 compared to retail sales for the three months ended September 30, 2014 grew 12 percent in constant currency and grew 5 percent in U.S. Dollars.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.